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                                                                   EXHIBIT 10.42

                            ALBERTSONS SEVERANCE PLAN

                                  FOR OFFICERS

                   AMENDED AND RESTATED EFFECTIVE JUNE 1, 2005

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                                TABLE OF CONTENTS

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                                                              PAGE
SECTION 1 PURPOSE........................................       1

SECTION 2 DEFINITIONS....................................       1

SECTION 3 ELIGIBILITY AND PAYMENT........................       2

SECTION 4 AMOUNT AND PAYMENT OF SEVERANCE PAY............       4

SECTION 5 DEATH BENEFITS.................................       5

SECTION 6 ADMINISTRATION.................................       6

SECTION 7 CLAIMS PROCEDURE...............................       6

SECTION 8 GENERAL .......................................       8

SECTION 9 AMENDMENT AND TERMINATION......................       8

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                                    SECTION 1

                                     PURPOSE

      The purpose of the Albertsons Severance Plan for Officers ("Plan") is to provide severance pay and benefits to certain Officers of the Company whose employment is involuntarily terminated, where such employment termination is due to a job restructuring, reduction in force, or job elimination and not due to any other reason, including but not limited to unsatisfactory performance or voluntary termination by the Officer. When the employment of such Officers is so terminated, the employment relationship shall be completely severed and affected Officers shall have no current or future right to employment on a full-time, part-time, per diem, consulting or other basis.

      The Plan is intended to be an "employee welfare benefit plan" as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended. Severance benefits for eligible Officers shall be determined exclusively under this Plan unless a separate agreement has been or is reached. All of the corporate policies and practices regarding severance or similar payments upon employment termination, with respect to Officers eligible to participate herein are hereby superseded by this Plan. Benefits under this Plan are in no way contingent upon retirement under any Company retirement plan.

                                    SECTION 2

                                   DEFINITIONS

      The following capitalized terms shall have the meanings set forth in this
Section 2 unless the context clearly indicates otherwise:

2.1 Administrator means Albertson's, Inc. (acting through its Benefit Plans Committee and Benefits Department), unless another person, committee, firm or corporation is appointed by the Company, which shall perform the duties assigned herein to the Administrator. The Administrator is the "named fiduciary" of the Plan for purposes of ERISA.

2.2 Covered Reason means an involuntary termination of employment with the Company due to a job restructuring, reduction in force or job elimination (and not due to any other reason, including but not limited to unsatisfactory performance or voluntary termination by the Officer.)

2.3 Company means Albertson's, Inc. and its subsidiaries and any Successor which assumes the obligations of the Plan.

2.4   Effective Date means June 1, 2005.

2.5 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

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2.6   Officer means any active, regular officer of the Company who has been employed by the Company for at least one year. For purposes of this Plan, "Officer" excludes (a) any individual who has an individual employment or severance agreement with the Company and (b) any individual who is or may become entitled to severance benefits under another severance plan sponsored by the Company.

2.7 Participant means an Officer who is notified by the Company that his or her employment is to be involuntarily terminated by the Company on or after the Effective Date, other than termination that is the result of actions by the Officer which, as determined by the Company in its sole discretion, would normally result in termination or discharge.

2.8 Pay or Base Pay means the Officer's regular base salary or wages on the Officer's Severance Date, excluding all extra pay or special pay such as premiums, bonuses, commissions, living or other allowance.

2.9   Plan means the Albertsons Severance Plan for Officers.

2.10  Plan Year means the period from June 1 through May 31.

2.11 Release Agreement means the Severance and Release Agreement given by the Participant to the Company and other matters stated therein. The Severance and Release Agreement shall bind the Participant and the Company.

2.12 Severance Date means the date established by the Company in its sole discretion as a Participant's last day of employment.

2.13 Successor means any employer (whether or not the employer is affiliated with the Company) which acquires (through merger, consolidation, reorganization, transfer, sublease, assignment, or otherwise) (i) all or substantially all of the business or assets of the Company, of a division of the Company, or of a single facility or business unit of the Company, or (ii) the facility where the Officer usually works.

2.14 Years of Service shall mean the completed 12-month periods during which an Officer has been employed by the Company on a continuous basis measured from the Officer's most recent hire or rehire date (not an adjusted or reinstated hire date).

                                    SECTION 3

                             ELIGIBILITY AND PAYMENT

3.1 Eligibility. Subject to Sections 3.2, 3.3, and 3.4 of this Plan, an Officer shall become a Participant if on or after the Effective Date, the Officer is notified by the Company that his or her employment with the Company is to be involuntarily terminated by the Company, unless such termination is the result of actions by the Officer which, as determined by the Company in its sole discretion, would normally result in a termination

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      or discharge. An employee who is on a Company-approved family and medical leave for a personal serious health condition, worker's compensation leave or other medical or disability-related leave will be subject to the appropriate Company leave policy when the employee returns from leave.

      The foregoing, to the contrary notwithstanding, the Company reserves the right to determine the applicability or non-applicability of the Plan in its sole and absolute discretion based on the facts and circumstances of each situation and administered in a fair and non-discriminatory manner.

3.2   Payment. A Participant shall be entitled to the severance pay set forth in
      Section 4 hereof, if:

      (a) he or she returns, and does not revoke, a completed and executed Release Agreement to the Company within the time specified in the Release Agreement; and

      (b) he or she is not and does not become disqualified from receiving severance pay pursuant to Section 3.3 hereof at any time prior to such person's Severance Date.

3.3 Disqualifying Events. A Participant shall not be entitled to the severance pay set forth in Section 4 hereof, if:

      (a) the Officer either (i) fails to return a signed Release Agreement to the Company within the time period specified by the Company after that Officer's Severance Date or (ii) revokes such Release Agreement within the time period specified in the Release Agreement;

      (b) the Officer is notified of a subsequent termination date for his or her employment and, prior to such date, the Officer (i) terminates voluntarily his or her employment, (ii) fails to show up and properly attend work, and/or (iii) fails to adequately perform his or her employment duties as established by the Company in its sole discretion;

      (c) the Officer rejects an offer or fails to accept an offer of another position from the Company, a Successor or from any affiliate of the Company; provided, however, that an Officer may still receive his or her severance benefits despite rejecting such offer if either (i) the new position has a Base Pay less than eighty (80) percent of his or her current Base Pay, or (ii) the new job will require the Officer to work in a location more than 50 miles from his or her current workplace; or

      (d) the Officer accepts an offer of another position from the Company, a Successor or from any affiliate of the Company regardless of whether the new position has a Base Pay less than eighty (80) percent of his or her current Base Pay or the new

                                       3
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            job will require him or her to work in a location more than 50 miles from his or her current workplace.

3.4 Release. Prior to the date the Participant's employment with the Company will terminate, such Participant will receive a Release Agreement in a form satisfactory to the Company, substantially in the form attached to this Plan as Exhibit A. If the Participant accepts and agrees to his or her severance pay and benefits as determined, he or she shall execute the Release Agreement and return it to the Group Vice President, Compensation and Employee Benefits within the time period specified by the Company following his or her Severance Date. Such Release Agreement must be timely and appropriately executed by its terms for the Participants to qualify for payments and benefits under Section 4.

3.5 Reemployment. By accepting a severance payment under the Plan, the Participant agrees not to reapply for employment with the Company within six months (or such other period as provided in the Release Agreement) of the Participant's' Severance Date.

                                    SECTION 4

                       AMOUNT AND PAYMENT OF SEVERANCE PAY

4.1 Amount and Timing. A Participant's severance pay under this Section 4 shall be the number of weeks of Pay set forth in the schedule below based on such Participant's status and his or her number of Years of Service and shall be paid in one lump sum as soon as administratively practicable after the Participant's Severance Date and the Company's receipt of the Participant's signed Release Agreement, but in no event later than by the fifteenth day of the third month following the calendar year in which the Participant's Severance Date occurs. Amounts to be paid are as follows:

            Two week's pay per Year of Service, with a minimum of 8 weeks' Pay, plus 100 percent target bonus prorated based on the number of weeks actually worked during the fiscal year less any bonus already paid.

      Employment taxes shall be withheld from all severance payments but voluntary deductions shall not be allowed. In addition, any amount payable under this Section shall be reduced (but not below zero) by any payment made as required by government-mandated programs that require payment of wages and fringe benefits in lieu of appropriate notice of closing, layoffs or termination of employment.

4.2 Additional Benefits. The Company will also offer the following additional benefits.

      (a) Participants shall have the right to continue medical and dental benefits under the continuation health coverage provisions of Title X of the Consolidated Omnibus Budget Reconciliation Act of 1986 (COBRA) after his or her Severance Date, if otherwise eligible and/or, if eligible, may enroll in a Company retiree health plan. To the extent that the Participant is eligible for and elects COBRA coverage, the

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            Company shall cover the premiums or cost of such coverage (excluding
            IRC section 125 flexible spending accounts and fully-insured medical or dental coverage paid solely by the Participant) on a monthly basis for the lesser of (1) the first 6 months of coverage or (2) until Participant no longer qualifies to participate. At the end of the Officer's Company-paid COBRA coverage, the Officer may continue COBRA coverage at the Officer's expense or to the extent eligible under the terms of such Plan may elect to participate in the Company's self-pay retiree health care plan.

      (b) The Company may offer outplacement services to Participants, which will be based on the Participant's position.

4.3 Vacation Pay. Participants shall be paid for normal termination vacation pay and any other earned pay (if any) pursuant to existing Company policy and applicable state law.

4.4 Other Benefit Plans. Benefits under any other employee benefit plans, including but not limited to, tax-qualified retirement plans, retiree health care plans, medical or dependent care expense accounts, fringe benefit plans, policies, programs, stock option plans and nonqualified deferred compensation plans sponsored by the Company are governed solely by the terms of those plans, programs or policies. Participants may exercise stock options, to the extent that such options are exercisable under their terms. This Plan does not change the eligibility, termination or other provisions for those benefits.

4.5 Offset. The Company reserves the right to offset the benefits payable under Section 4, by any advance, loan or other monies the Participant owes the Company.

                                    SECTION 5

                                 DEATH BENEFITS

5.1 Death. If a Participant dies before receiving all of his or her severance pay due under this Plan, such pay will be distributed in one lump sum cash payment to the Officer's estate.

5.2 Payment after Death. The Administrator may require that any individual or entity purporting to represent a Participant's estate provide such proof of such status as the Administrator may deem appropriate, including but not limited to letters testamentary or letters of administration. The Administrator may also require that such individual, as a condition to receiving severance pay, agree in a provision to be incorporated in the Release Agreement, to indemnify and hold harmless the Administrator and such other persons deemed appropriate by the Administrator for any financial responsibility, liability or expense arising out of a claim by another party or parties asserting entitlement to all or part of the benefit payable hereunder. In addition, the Company reserves the right to offset the benefits payable under this Section 5 by any advance, loan or other monies the Participant, with respect to whom the severance pay is being paid, owes the Company.

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                                    SECTION 6

                                 ADMINISTRATION

6.1 Interpretation. The Company shall have sole discretionary authority to interpret, construe, apply and administer the terms of the Plan and to determine eligibility for and the amounts of benefits under the Plan, including interpretation of ambiguous Plan provisions, determination of disputed facts or application of Plan provisions to unanticipated circumstances. The Company's decision on any such matter shall be final and binding.

6.2 Reporting and Disclosure. The Company shall be the administrator of the Plan for purposes of Section 3(16) of ERISA and shall have responsibility for complying with any ERISA reporting and disclosure rules applicable to the Plan for any Plan Year. The Administrator may at any time delegate to any other named person or body, or reassume therefrom, any of its fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) or administrative duties with respect to this Plan.

6.3 Service Providers. The Administrator may contract with one or more persons to render advice or services with regard to any responsibility it has under this Plan.

6.4 Rules. Subject to the limitations of this Plan, the Administrator shall from time to time establish such rules for the administration of this Plan as the Administrator may deem desirable.

                                    SECTION 7

                                CLAIMS PROCEDURE

7.1 If a Participant believes he or she has not been provided with severance pay benefits due under the Plan, then the Participant may file a request for benefits under this procedure with the Employee Benefits Department or its delegate within ninety (90) days after the date the Participant believes he or she should have received such benefits. If a Participant makes such a request for benefits under the Plan and that claim is denied, in whole or in part, the Administrator shall notify the Participant of the adverse determination within ninety (90) calendar days unless the Administrator determines that special circumstances require an extension of time for processing. If the Administrator determines that an extension of time is necessary, written notice shall be furnished to the claimant prior to the end of the initial ninety-day period and the extension shall not exceed ninety days from the original ninety-day period. The extension notice shall indicate the special circumstances requiring an extension and the date by which the Administrator expects to render a determination.

      The Administrator shall notify the Participant of the specific reasons for the denial with specific references to pertinent Plan provisions on which the denial is based and shall notify the Participant of any additional material or information that is needed to perfect the claim and explanation of why such material or information is necessary. At that time the Participant will be advised of his or her right to appeal that determination, and given an explanation of the Plan's review and appeal procedure including time limits, and a statement regarding the Participant's right to bring a civil action under ERISA section 502(a) following an adverse determination or appeal.

7.2 A Participant may appeal the determination or denial by submitting a letter to the Administrator within sixty (60) calendar days after receiving a denial notice:

      (a)   requesting a review by the Administrator of the claim;

      (b) setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and

      (c) setting forth any issues or comments which the Participant deems relevant to the claim.

      The Participant may submit written comments, documents, records and other information relating to his claim. Upon request, the Participant may obtain free of charge, copies of all documents and records relevant to his claim.

7.3 The Administrator shall act upon the appeal taking into account all comments, documents, records and other information submitted by the Participant without regard to whether such information was submitted or considered in the initial benefit determination and shall render a decision within sixty (60) days or one hundred twenty (120) days in special circumstances after its receipt of the appeal. If the Administrator determines that an extension of time is necessary, written notice of the extension shall be furnished to the Participant prior to the end of the initial sixty-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a determination.

      The Administrator shall review the claim and all written materials submitted by the Participant, and may require him or her to submit, within ten (10) days of its written notice, such additional facts, documents, or other evidence as the Administrator in its sole discretion deems necessary or advisable in making such a review. On the basis of its review, the Administrator shall make an independent determination of the Participant's eligibility for benefits and the amount of such benefits under the Plan. The decision of the Administrator on any claim shall be final and conclusive upon all persons if supported by substantial evidence.

      If the Administrator denies a claim on review in whole or in part, it shall give the Participant written notice of its decision setting forth the following: (a) the specific reasons for the denial and specific references to the pertinent Plan provisions on which its decision was based; (b) notice that the Participant may obtain free of charge, copies of all

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      documents, records and other information relevant to the Participant's claim; and (c) a statement of the Participant's right to bring a civil action under section 502(a) of ERISA.

7.4 A Participant or his or her legal representative may challenge any final appeal decision by filing an action in a federal court of competent jurisdiction, provided that such action is filed no later than 90 days after receipt of a final decision by the Participant or his or her legal representative.

                                    SECTION 8

                                     GENERAL

8.1 Funding. The benefits and costs of this Plan shall be paid by the Company out of its general assets.

8.2 ERISA Status. This Plan is intended to be an "employee welfare benefit plan", as defined in Section 3(1), Subtitle A of Title 1 of ERISA. The Plan will be interpreted to effectuate this intent. Notwithstanding any other provision of this Plan, no Officer shall receive hereunder any payment exceeding twice that Officer's annual compensation during the year immediately preceding the termination of his service, within the meaning of 29 C.F.R. Section 2510.3-2, as the same was in effect on the Effective Date of this Plan.

                                    SECTION 9

                            AMENDMENT AND TERMINATION

      The Company reserves the right to amend this Plan, in whole or in part, or discontinue or terminate the Plan; provided, however, that any such amendment, discontinuance or termination shall not affect any right of any Participant to claim benefits under the Plan or as in effect prior to such amendment, discontinuance or termination, for events occurring prior to the date of such amendment, discontinuance or termination. An amendment to this Plan, and/or resolution of discontinuance or termination, may be made by the Administrator, to the extent permitted by resolution of the Board of Directors.

      IN WITNESS WHEREOF, the Company has caused its officer, duly authorized by its Board of Directors, to execute the Plan effective as of the 1st day of June, 2005.

                                ALBERTSON'S, INC.

                                By:  /s/ John R. Sims
                                     ------------------------------------------
                                     John R. Sims
                                     Executive Vice President & General Counsel

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                                    EXHIBIT A

                         SEVERANCE AND RELEASE AGREEMENT

In consideration for the payment to me of __________________ Dollars ($_______), less lawful taxes and withholdings ("Severance Pay"), I, __________________, hereby make the following promises and agree to the terms of this Severance and Release Agreement ("Agreement"), intending to be legally bound by them.

1. I hereby release Albertson's, Inc. ("Company") and its parent companies, subsidiaries, affiliates, and their respective successors, officers, directors, employees, agents, insurers, attorneys and associates (collectively "the Released Parties") from any and all claims, actions, and causes of action, including but not limited to claims arising out of my employment with and/or termination from the Company and claims based on express or implied contract, covenants of fair dealing and good faith, wrongful discharge, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act of 1988, the Age Discrimination in Employment Act, as amended ("ADEA"), the Employee Retirement Income Security Act of 1974, as amended, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, as amended, and any other applicable federal, state, or local laws, ordinances, and regulations. This release shall not be deemed to waive any claims that are not waivable by applicable law, including claims that may arise after the date this Agreement is signed, and the right to file a charge of discrimination with an administrative agency. I understand that I am waiving, however, the right to any monetary recovery in connection with such a charge.

2. I understand that by signing this Agreement, I am forever relinquishing any right to sue any of the Released Parties described in paragraph 1 above based on any claim, including any claim arising out of my employment with, and/or termination from, the Company (other than claims that are not waivable by applicable law), and I agree that I will never maintain any litigation against any of the Released Parties based on any of the claims I am giving up by signing this Agreement; provided, however, that my agreement not to file suit does not apply to claims under the ADEA including specifically any claim that I may have regarding the validity of the release set forth in paragraph one above. Nothing in this Agreement shall be construed as an admission of liability by the Company; rather, I am resolving any and all matters regarding my employment and separation from the Company.

3. Without the express prior written consent of the Company, I agree that I shall never disclose, communicate, divulge, furnish, make accessible to any person, firm, partnership, corporation or other entity, or use for my own benefit or purposes, any information of a confidential or proprietary nature obtained from or pertaining to the Company, its assets or business, including but not limited to information concerning the Company's current or future proposed business plans, processes, operational methods, consumer lists, trade secrets, suppliers, employees' personnel files and compensation, financial affairs or marketing strategies ("Confidential Information"). I further agree that I have delivered, or will deliver simultaneously with the signing of this Agreement, to my Company supervisor all Confidential Information in my possession, as well as Company property provided to me or in my possession, including but not limited to keys, badges, laptops, Company credit cards, cell phones and other electronic devices.

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

4. I shall cooperate with and assist the Company (including making myself available at reasonable times and places), without further compensation, so as to aid the Company in connection with any matters related to my employment by the Company or about which I am knowledgeable; provided, however, my cooperation with such matters shall not interfere unreasonably with my subsequent employment, if any. I agree to complete and sign the certification form attached hereto as Exhibit A.

5. I agree not to directly or indirectly solicit any Company associate for employment with any other entity for two years. I also agree not to apply for re-employment with the Company or any affiliate of the Company for a period of six months from the date of my termination.

6. I further agree that I will not directly or indirectly, in my own name or anonymously, in public or in private, in any form of communication, including but not limited to oral, written, or electronic, deprecate, impugn, disparage, or make any remarks that would tend to or be construed to tend to defame the Company or any of its employees, members of its board of directors or agents, nor shall I assist any other person, firm or company in so doing.

7. I acknowledge that the offer of consideration contained in this Agreement is contingent upon my compliance with the terms described herein. I understand and agree that if the Company believes that I am in violation of the terms of this Agreement, either before or after signing below, the Company retains the right to cease providing payments or otherwise carrying out the terms of the Agreement. Further, I acknowledge and agree that if I violate the terms of this Agreement, the Company shall have the right to recover any amounts paid under this Agreement, including the value of any benefits provided, in addition to any other rights the Company may have at law or in equity.

8. I ACKNOWLEDGE THAT I AM HEREBY ADVISED IN WRITING BY THE COMPANY TO CONSULT WITH AN ATTORNEY OF MY CHOICE PRIOR TO EXECUTING THIS AGREEMENT.

9. I ACKNOWLEDGE THAT I AM HEREBY ADVISED IN WRITING BY THE COMPANY THAT I HAVE BEEN GIVEN TWENTY-ONE (21) CALENDAR DAYS IN WHICH TO CONSIDER THE TERMS OF THIS AGREEMENT BEFORE SIGNING IT. I UNDERSTAND THAT I WAIVE THE REMAINDER OF THE TWENTY-ONE DAY CONSIDERATION PERIOD IF I SIGN AND RETURN THIS AGREEMENT BEFORE THE END OF THE TWENTY-ONE DAY CONSIDERATION PERIOD. I ALSO UNDERSTAND THAT I MAY REVOKE THIS AGREEMENT ANYTIME WITHIN SEVEN
      (7) DAYS OF SIGNING IT AND THAT THE TERMS OF THIS AGREEMENT WILL NOT BE EFFECTIVE UNTIL THE SEVEN-DAY REVOCATION PERIOD EXPIRES. I MUST CONTACT, IN WRITING, ALBERTSONS' BENEFITS DEPARTMENT AT 250 PARKCENTER BLVD., BOISE, ID OR AT FAX NUMBER (208) 395-4879 TO REVOKE THIS AGREEMENT.

10. I acknowledge that the Severance Pay is consideration in addition to anything of value to which I am already entitled.

11. This Agreement will be governed by the laws of Idaho without regard to conflict-of-laws principles and to the extent not preempted by federal law.

12. I have signed this Agreement freely and voluntarily and not because of any deception or coercion. I understand the terms of this Agreement and agree that they are fair and equitable.

13. I agree to keep the terms of this Agreement confidential and to not disclose them except to my attorney and/or personal advisors who have a need to know or if required by law or a court of competent jurisdiction.

14. If any provision of this Agreement or the application of any provision hereof to any person or circumstance shall be determined under applicable law to be invalid, unenforceable, or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance will not be affected, and the provision so held to be invalid, unenforceable, or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it valid, enforceable or legal.

15. This Agreement is a fully-integrated agreement and constitutes the entire agreement between the parties as to the subject matter thereof.

____________________________________            ________________________________
          Name of Associate                        Date of Associate's Signature

____________________________________            ________________________________
       Signature of Associate                         Last Date of Employment

____________________________________
       Social Security Number

                  EXHIBIT A TO SEVERANCE AND RELEASE AGREEMENT

TO:   Larry Johnston, Chairman and Chief Executive Officer
      Felicia Thornton, Executive Vice President, Chief Financial Officer

FROM: ________________

DATE: _________________, 2005

RE:   ACCURACY OF FINANCIAL RECORDS

IN CONNECTION WITH THE FINANCIAL TRANSACTIONS RECORDED IN THE COMPANY'S FINANCIAL RECORDS THROUGH <<TERM_DATE>> ("FINAL DATE"), TO MY KNOWLEDGE,

  - There were no transactions or entries recorded in those financial records which caused the financial records to be materially inaccurate; and,

  - No material business transactions of Albertsons were omitted from the Company's financial records.

With respect to information known by me during the third quarter of 2005 and up through my Final Date:

  - I had the opportunity to and did report material information relating to the Company and known by me to my manager;

  - I reported to my manager any failures in procedures that safeguard Company assets where such failures could have a material effect on the Company's financial statements; and

  - I reported any fraud known by me, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting, to my manager or to the Office of Ethics and Compliance.

      _____ True without exception

      _____ Other (attach a separate statement)

Very truly yours,

_____________________________
Signature

Name:  ______________________
Title: ______________________

   PLEASE RETURN VIA FAX TO (208) 395-6631 - ATTENTION: DISCLOSURE COMMITTEE.
            PLEASE SUBMIT YOUR RESPONSE BY [1 WEEK AFTER TERM DATE].